Exhibit 99.1

October 26, 2006

YRC Worldwide Reports Record Quarterly Revenue and Earnings

•    Third Quarter Revenue Exceeded $2.57 Billion

•    Double-Digit Operating Income Growth

OVERLAND PARK, KAN. -— YRC Worldwide Inc. (NASDAQ: YRCW) today announced third quarter 2006 adjusted diluted earnings per share (“EPS”) of $1.72, a 12% increase from third quarter 2005 adjusted EPS of $1.53. Third quarter 2006 adjusted EPS excludes $.08 related to reorganization expenses, a loss on sale of a subsidiary, and net losses on property disposals. The company does not consider these costs a part of core operations and excludes them when evaluating ongoing performance. Reported EPS for third quarter 2006 was $1.64 compared to reported EPS of $1.42 in third quarter last year.

“We delivered a solid quarter with record revenue and earnings per share,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “Our operating companies continued to execute well while effectively reducing the cost base.”

YRC Worldwide reported the following consolidated results for the third quarter 2006:

•	Record quarterly operating revenue of $2.57 billion compared to third quarter last year of $2.49 billion.

•	Adjusted operating income of $185 million compared to third quarter 2005 adjusted operating income of $168 million, an increase of 11%. Adjustments in 2006 related to reorganization expenses, a loss on sale of a subsidiary, and net losses on property disposals. Reported operating income was $178 million compared to reported operating income of $157 million in 2005.

For the nine months ended September 30, 2006, YRC Worldwide reported the following consolidated results:

•	Adjusted diluted EPS of $4.06 compared to $3.88 for the same period last year. Reported diluted EPS of $3.92 compared to $3.77 for the same period in 2005.

•	Operating revenue of $7.51 billion, up 20% from the same period last year.

•	Adjusted operating income of $451 million compared to $392 million for the nine months ended September 30, 2005, an increase of 15%. Adjustments in 2006 related to reorganization expenses, a loss on sale of a subsidiary, and net losses on property disposals. Reported operating income was $438 million compared to reported operating income of $383 million in 2005.

During the quarter, the company recorded $16 million of expense related to insurance claims, based primarily on deterioration in prior years’ workers’ compensation claims. The company also had lower depreciation expense of $12 million. As part of the company’s synergy initiatives, practices are being implemented that more effectively utilize equipment across multiple business units for a longer period of time. Depreciation policies were therefore adjusted on a prospective basis.

Please note the 2006 results include the USF companies for the entire period. The 2005 results include the USF companies from the date of the company’s acquisition of USF Corporation on May 24, 2005.

For statistical information, refer to the company’s website at yrcw.com under Investor Relations and then select Earnings Releases & Operating Statistics.

Outlook

“We have been pleased with the solid results our business units have delivered so far in 2006,” Zollars stated. “With that said, the economy is growing at a much slower pace and we believe that will impact our earnings growth in the fourth quarter.”

The company’s expectations include the following:

•	Full year 2006 EPS between $5.45 and $5.55, implying fourth quarter EPS of $1.40 to $1.50.

•	Full year 2006 consolidated revenue of about $10 billion, interest expense around $90 million and a consolidated income tax rate of 38.3%.

•	Diluted average shares of around 58.5 million.

•	2006 gross capital expenditures of about $385 million.

Review of Financial Results

YRC Worldwide (NASDAQ: YRCW) will host a conference call for the investment community on Friday, October 27, 2006, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The conference ID number is 7484957. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the YRC Worldwide Internet site yrcw.com.

An audio playback will be available beginning two hours after the call ends until midnight on November 10, 2006, by calling 1.800.642.1687 and then entering the access code 7484957. An audio playback also will be available for 30 days after the call via the StreetEvents and YRC Worldwide web sites.

* * * * *

The preceding disclosures contain references to ‘reported’ and ‘adjusted’ operating income and earnings per share. Reported numbers include property gains and losses, reorganization expenses, acquisition charges, and a loss on sale of subsidiary, while adjusted numbers exclude these items. Management adjusts for these items when evaluating operating performance to more accurately compare the results among periods.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect”, “believe” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results, revenue and earnings per share could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

The company’s expectations regarding its interest expense are only its expectations regarding this expense. Actual interest expense could differ based on a number of factors including (among others) the company’s revenue and profitability results and the factors that affect revenue and results described above, the amount, character and interest rate on the company’s outstanding debt and any financings the company may enter into in the future.

The company’s expectations regarding its effective tax rate are only its expectations regarding this rate. The actual rate could differ based on (among others) the following factors: variances in pre-tax earnings on both a consolidated and business units basis, variance in pre-tax earnings by jurisdiction, impacts on our business from the factors described above, variances in estimates on non-deductible expenses, tax authority audit adjustments, change in tax rates and availability of tax credits.

The company’s expectations for the amount of its diluted average shares are only its expectations regarding this amount. Actual diluted average shares could differ based on a number of factors including (among others) the number of employee and director stock option exercises, actual amounts of stock awarded to employees and directors during the year, the dilutive impact of the contingent convertible notes based on the company’s average stock price, and any unanticipated issuance of stock for currently unplanned financings or acquisitions.

The company’s expectations regarding its gross capital expenditures are only its expectations regarding these expenditures. Actual expenditures could differ based on (among others) the following factors: impacts on our business from the factors described above, the accuracy of our estimates of our spending requirements, the occurrence of any unanticipated acquisition opportunities, changes in our strategic direction, the need to spend additional capital on cost reduction opportunities, and the need to replace any unanticipated losses in capital assets.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, Meridian IQ, New Penn, USF Holland, USF Reddaway, USF Bestway, and USF Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 70,000 people.

Investor Contact:	Phil J. Gaines	Media Contact:	Suzanne Dawson
	YRC Worldwide		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	phil.gaines@yrcw.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Nine Months
	2006	2005	2006	2005
OPERATING REVENUE	$2,571,087	$2,491,650	$7,511,027	$6,258,457

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,478,622	1,450,548	4,340,435	3,721,462
Operating expenses and supplies	459,738	412,949	1,378,087	1,002,998
Purchased transportation	277,848	274,568	811,752	686,552
Depreciation and amortization	64,118	75,800	212,280	180,848
Other operating expenses	105,288	110,147	317,754	274,272
(Gains) losses on property disposals, net	2,427	1,638	83	(346)
Loss on sale of subsidiary, reorganization and acquisition charges	5,455	9,213	12,936	10,077

Total operating expenses	2,393,496	2,334,863	7,073,327	5,875,863

OPERATING INCOME	177,591	156,787	437,700	382,594

NONOPERATING (INCOME) EXPENSES:
Interest expense	23,025	19,949	66,684	42,753
Other	(677)	(943)	(2,036)	(1,488)

Nonoperating expenses, net	22,348	19,006	64,648	41,265

INCOME BEFORE INCOME TAXES	155,243	137,781	373,052	341,329
INCOME TAX PROVISION	59,458	52,496	142,879	130,046

NET INCOME	$95,785	$85,285	$230,173	$211,283

AVERAGE SHARES OUTSTANDING-BASIC	57,464	57,994	57,434	53,177

AVERAGE SHARES OUTSTANDING-DILUTED	58,396	60,194	58,718	56,018

BASIC EARNINGS PER SHARE	$1.67	$1.47	$4.01	$3.97

DILUTED EARNINGS PER SHARE	$1.64	$1.42	$3.92	$3.77

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months
	2006	2005	%
Operating revenue:
Yellow Transportation	$898,807	$892,451	0.7
Roadway	900,182	858,353	4.9
YRC Regional Transportation	624,727	606,543	3.0
Meridian IQ	153,737	142,027	8.2
Corporate and other	(6,366)	(7,724)

Consolidated	2,571,087	2,491,650	3.2

Reported operating income (loss):
Yellow Transportation	68,715	73,464	(6.5)
Roadway	59,444	58,255	2.0
YRC Regional Transportation	48,070 [a]	27,766	73.1
Meridian IQ	850	6,314	(86.5)
Corporate and other	512 [a]	(9,012)

Consolidated	177,591	156,787	13.3

Adjustments to operating income by segment [b] :
Yellow Transportation	262	(321)
Roadway	1,737	1,855
YRC Regional Transportation	109	5,104
Meridian IQ	5,455	(11)
Corporate and other	319	4,224

Consolidated	7,882	10,851

Adjusted operating income (loss):
Yellow Transportation	68,977	73,143	(5.7)
Roadway	61,181	60,110	1.8
YRC Regional Transportation	48,179	32,870	46.6
Meridian IQ	6,305	6,303	—
Corporate and other	831	(4,788)

Consolidated	$185,473	$167,638	10.6

Reported operating ratio:
Yellow Transportation	92.4%	91.8%
Roadway	93.4%	93.2%
YRC Regional Transportation	92.3%	95.4%
Meridian IQ	99.4%	95.6%
Consolidated	93.1%	93.7%

Adjusted operating ratio:
Yellow Transportation	92.3%	91.8%
Roadway	93.2%	93.0%
YRC Regional Transportation	92.3%	94.6%
Meridian IQ	95.9%	95.6%
Consolidated	92.8%	93.3%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$1.64	$1.42
Losses on property disposals	0.02	0.02
Reorganization expenses	0.03	—
Loss on sale of subsidiary	0.03	—
Acquisition charges	—	0.05
Executive severance	—	0.04

Adjusted diluted EPS	$1.72	$1.53

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months
	2006	2005	%
Operating revenue:
Yellow Transportation	$2,625,165	$2,534,769	3.6
Roadway	2,582,298	2,455,992	5.1
YRC Regional Transportation	1,870,838	986,447 [c]	89.7
Meridian IQ	447,184	294,078 [c]	52.1
Corporate and other	(14,458)	(12,829)

Consolidated	7,511,027	6,258,457	20.0

Reported operating income (loss):
Yellow Transportation	166,589	190,782	(12.7)
Roadway	154,975	146,522	5.8
YRC Regional Transportation	123,080 [a]	55,656 [c]	121.1
Meridian IQ	6,064	10,922 [c]	(44.5)
Corporate and other	(13,008)[a]	(21,288)

Consolidated	437,700	382,594	14.4

Adjustments to operating income by segment [b] :
Yellow Transportation	2,056	(2,833)
Roadway	1,586	2,352
YRC Regional Transportation	(156)	5,475
Meridian IQ	6,968	(11)
Corporate and other	2,565	4,748

Consolidated	13,019	9,731

Adjusted operating income (loss):
Yellow Transportation	168,645	187,949	(10.3)
Roadway	156,561	148,874	5.2
YRC Regional Transportation	122,924	61,131	101.1
Meridian IQ	13,032	10,911	19.4
Corporate and other	(10,443)	(16,540)

Consolidated	$450,719	$392,325	14.9

Reported operating ratio:
Yellow Transportation	93.7%	92.5%
Roadway	94.0%	94.0%
YRC Regional Transportation	93.4%	94.4%
Meridian IQ	98.6%	96.3%
Consolidated	94.2%	93.9%

Adjusted operating ratio:
Yellow Transportation	93.6%	92.6%
Roadway	93.9%	93.9%
YRC Regional Transportation	93.4%	93.8%
Meridian IQ	97.1%	96.3%
Consolidated	94.0%	93.7%

Reconciliation of reported diluted EPS to adjusted diluted EPS:
Reported diluted EPS	$3.92	$3.77
(Gains) losses on property disposals	—	—
Reorganization expenses	0.11	—
Loss on sale of subsidiary	0.03	—
Acquisition charges	—	0.07
Executive severance	—	0.04

Adjusted diluted EPS	$4.06	$3.88

[a]	Amounts related to USF Dugan and USF Red Star, which were shut down in previous periods, have been classified in ‘Corporate and Other’ for 2006. The 2005 amounts continue to be classified in YRC Regional Transportation.
[b]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the 2006 period herein consist of property gains and losses, reorganization charges and loss on sale of subsidiary. Adjustments presented in the 2005 period herein consist of property gains and losses, acquisition charges and executive severance charges.
[c]	Includes the revenue and operating income of USF operating companies since May 24, 2005, the date of acquisition.

Selected Financial Data

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Net cash from operating activities	$299,051	$256,336
Net cash used in investing activities	(302,063)	(1,011,366)
Net cash (used in) provided by financing activities	(9,385)	706,015
Gross capital expenditures	(319,743)	(231,644)
Net capital expenditures	(284,673)	(213,278)
Proceeds from exercise of stock options	4,294	4,293
Free cash flow [a]	18,672	47,351

	September 30, 2006	December 31, 2005
Cash and cash equivalents	$69,964	$82,361
Accounts receivable, net	1,331,416	1,164,383
Net property and equipment	2,297,886	2,205,792
Total assets	6,033,286	5,734,189
Asset backed securitization borrowings	425,000	374,970
Long-term debt, less current portion	1,062,204	1,113,085
Total debt	1,487,204	1,488,055
Total shareholders’ equity	2,172,250	1,936,488
Debt to capitalization [b]	40.6%	43.5%
Debt to capitalization, less cash	39.5%	42.1%

[a]	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.
[b]	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.